SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported) June 13, 2000
                                                          -------------



                        PACIFICHEALTH LABORATORIES, INC.
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             (Exact name of registrant as specified in its charter)



         Delaware                     000-25169                  22-3367588
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(State or other jurisdiction         (Commission               (IRS Employer
   of Incorporation)                 File Number)           Identification No.)



1480 Route 9 North, Suite 204, Woodbridge, New Jersey                   07095
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      (Address of principal executive offices)                       (Zip Code)


Registrant's telephone number, including area code  732/636-6141
                                                    ------------

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          (Former name or former address, if changed since last report)

Item 1. Changes in Control of Registrant

     Stephen P. Kuchen has been elected a director of PacificHealth Laboratories, Inc. ("PHLI") to fill a vacancy on PHLI's five person Board of Directors created by the resignation of Jonathan D. Rahn on May 31, 2000. Mr. Kuchen also will replace Mr. Rahn on PHLI's Audit Committee and will serve as PHLI's Chief Financial Officer. Mr. Rahn, who resigned for personal reasons, has been engaged as a consultant to PHLI and is expected to serve in that capacity through September 30, 2000.

     Mr. Kuchen, age 39, joined PHLI in February of this year as Controller. Prior to joining PHLI, from May 1996 to February 2000, Mr. Kuchen was employed as the Controller of Able Laboratories, a South Plainfield, New jersey based subsidiary of Dynagen, Inc., that manufactures and sells generic pharmaceuticals. Prior to his employment by Able Laboratories, Mr. Kuchen was the Controller of Jerhel Plastics, a privately-owned manufacturer of women's compact cases, between June 1993 and May 1996.



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              PACIFICHEALTH LABORATORIES, INC.



Dated: June 20, 2000                          By: /s/ Robert Portman
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                                                  Robert Portman, President